UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHINA CORD BLOOD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	Not Applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

48th Floor, Bank of China Tower
1 Garden Road
Central
Hong Kong S.A.R.
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Ordinary Shares, $0.0001 par value	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-161602

Securities to be registered pursuant to Section 12(g) of the Act: ______________.

Item 1.                      Description of Registrant's Securities to be Registered.

A description of the ordinary shares, par value $0.0001 per share, to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in the Registrant’s Registration Statement on Form F-1/A (Registration No. 333-161602) filed with the Securities and Exchange Commission on November 9, 2009, as amended from time to time (the “Registration Statement”). This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.                      Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 12, 2009

CHINA CORD BLOOD CORPORATION

By:	/s/ Ting Zheng
Name:	Ting Zheng
Title:	Chief Executive Officer and Chairperson